SUB-ITEM 77Q1(E)

                             MEMORANDUM OF AGREEMENT
                             (ADVISORY FEE WAIVERS)

     This Memorandum of Agreement is entered into as of the effective date on the attached Exhibit (the "Exhibit"), between AIM Equity Funds, AIM Funds Group, AIM Investment Funds, AIM Sector Funds, AIM Treasurer's Series Trust and AIM Variable Insurance Funds (each a "Trust" or, collectively, the "Trusts"), on behalf of the funds listed on the Exhibit to this Memorandum of Agreement (the "Funds"), and Invesco Aim Advisors, Inc. ("Invesco Aim"). Invesco Aim shall and hereby agrees to waive fees of the Funds, on behalf of their respective classes as applicable, severally and not jointly, as indicated in the Exhibit.

     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and AIM agree that until at least the expiration date set forth on the Exhibit (the "Expiration Date") and with respect to those Funds listed on the Exhibit. Invesco Aim will waive its advisory fees at the rate set forth on the Exhibit.

     The Boards of Trustees and Invesco Aim may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Invesco Aim will not have any right to reimbursement of any amount so waived or reimbursed.

     Subject to the foregoing paragraphs, each of the Trusts and Invesco Aim agree to review the then-current waivers for each class of the Funds listed on the Exhibit on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trusts and Invesco Aim have agreed to continue them. The Exhibit will be amended to reflect any such agreement.

     It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust.

IN WITNESS WHEREOF, each of the Trusts and Invesco Aim have entered into this Memorandum of Agreement as of the Effective Date on the attached Exhibit.

                                        AIM EQUITY FUNDS
                                        AIM FUNDS GROUP
                                        AIM INVESTMENT FUNDS
                                        AIM SECTOR FUNDS
                                        AIM TREASURER'S SERIES TRUST
                                        AIM VARIABLE INSURANCE FUNDS
                                        on behalf of the Funds listed in the
                                        Exhibit to this Memorandum of Agreement


                                        By: /s/ John M. Zerr
                                            ------------------------------------
                                        Title: Senior Vice President


                                        INVESCO AIM ADVISORS, INC.


                                        By: /s/ John M. Zerr
                                            ------------------------------------
                                        Title: Senior Vice President

                           EXHIBIT TO ADVISORY FEE MOA

AIM EQUITY FUNDS                                       WAIVER DESCRIPTION                           EFFECTIVE DATE   EXPIRATION DATE
----------------                   --------------------------------------------------------------   --------------   ---------------
AIM Charter Fund                   Invesco Aim will waive advisory fees to the extent necessary        1/1/2005        12/31/2012
                                   so that advisory fees Invesco Aim receives do not exceed the annualized rates listed below.
                                   0.75% of the first $150M
                                   0.615% of the next $4.85B
                                   0.57% of the next $2.5B
                                   0.545% of the next $2.5B
                                   0.52% of the excess over $10B

AIM Constellation Fund             Invesco Aim will waive advisory fees to the extent necessary       3/27/2006        12/31/2012
                                   so that advisory fees Invesco Aim receives do not exceed the annualized rates listed below.
                                   0.695% of the first $250M
                                   0.615% of the next $4B
                                   0.595% of the next $750M
                                   0.57% of the next $2.5B
                                   0.545% of the next $2.5B
                                   0.52% of the excess over $10B

AIM FUNDS GROUP                                        WAIVER DESCRIPTION                           EFFECTIVE DATE   EXPIRATION DATE
---------------                    --------------------------------------------------------------   --------------   ---------------
AIM Basic Balanced Fund            Invesco Aim will waive advisory fees to the extent necessary        1/1/2005        12/31/2012
                                   so that advisory fees Invesco Aim receives do not exceed the annualized rates listed below.
                                   0.62% of the first $250M
                                   0.605% of the next $250M
                                   0.59% of the next $500M
                                   0.575% of the next $1.5B
                                   0.56% of the next $2.5B
                                   0.545% of the next $2.5B
                                   0.53% of the next $2.5B
                                   0.515% of the excess over $10B

AIM INVESTMENT FUNDS                                   WAIVER DESCRIPTION                           EFFECTIVE DATE   EXPIRATION DATE
--------------------               --------------------------------------------------------------   --------------   ---------------
AIM Global Health Care Fund        Invesco Aim will waive advisory fees to the extent necessary        1/1/2005        12/31/2009
                                   so that advisory fees Invesco Aim receives do not exceed the annualized rates listed below.
                                   0.75% of the first $250M
                                   0.74% of the next $250M
                                   0.73% of the next $500M
                                   0.72% of the next $1.5B
                                   0.71% of the next $2.5B
                                   0.70% of the next $2.5B
                                   0.69% of the next $2.5B
                                   0.68% of the excess over $10B

AIM SECTOR FUNDS                                       WAIVER DESCRIPTION                           EFFECTIVE DATE   EXPIRATION DATE
----------------                   --------------------------------------------------------------   --------------   ---------------
AIM Gold & Precious Metals Fund    Invesco Aim will waive advisory fees to the extent necessary        1/1/2005         6/30/2009
                                   so that advisory fees Invesco Aim receives do not exceed the annualized rates listed below.
                                   0.75% of the first $250M
                                   0.74% of the next $250M
                                   0.73% of the next $500M
                                   0.72% of the next $1.5B
                                   0.71% of the next $2.5B
                                   0.70% of the next $2.5B
                                   0.69% of the next $2.5B
                                   0.68% of the excess over $10B

AIM TREASURER'S SERIES TRUST                           WAIVER DESCRIPTION                           EFFECTIVE DATE   EXPIRATION DATE
----------------------------       --------------------------------------------------------------   --------------   ---------------
Premier Portfolio                  Invesco Aim will waive advisory fees in the amount of 0.08% of     2/25/2005         6/30/2009
                                   the Fund's average daily net assets

Premier U.S. Government Money      Invesco Aim will waive advisory fees in the amount of 0.08% of     2/25/2005         6/30/2009
Portfolio                          the Fund's average daily net assets

AIM VARIABLE INSURANCE FUNDS                           WAIVER DESCRIPTION                           EFFECTIVE DATE   EXPIRATION DATE
----------------------------       --------------------------------------------------------------   --------------   ---------------
AIM V. I. Basic Balanced Fund      Invesco Aim will waive advisory fees to the extent necessary        1/1/2005        12/31/2009
                                   so that advisory fees  Invesco Aim receives do not exceed the annualized rates listed below.
                                   0.62% of the first $150M
                                   0.50% of the next $4.85B
                                   0.475% of the next $5B
                                   0.45% of the excess over $10B

AIM V. I. Capital Appreciation     Invesco Aim will waive advisory fees to the extent necessary        5/1/2006        12/31/2009
Fund                               so that advisory fees Invesco Aim receives do not exceed the annualized rates listed below.
                                   0.695% of the first $250M
                                   0.625% of the next $750M
                                   0.62% of the next $1.5B
                                   0.595% of the next $2.5B
                                   0.57% of the next $2.5B
                                   0.545% of the next $2.5B
                                   0.52% of the excess over $10B

AIM VARIABLE INSURANCE
FUNDS - CONTINUED                                      WAIVER DESCRIPTION                           EFFECTIVE DATE   EXPIRATION DATE
----------------------             --------------------------------------------------------------   --------------   ---------------
AIM V. I. Capital Development      Invesco Aim will waive advisory fees to the extent necessary        1/1/2005         4/30/2010
Fund                               so that advisory  fees Invesco Aim receives do not exceed the annualized rates listed below.
                                   0.745% of the first $250M
                                   0.73% of the next $250M
                                   0.715% of the next $500M
                                   0.70% of the next $1.5B
                                   0.685% of the next $2.5B
                                   0.67% of the next $2.5B
                                   0.655% of the next $2.5B
                                   0.64% of the excess over $10B

AIM V. I. Core Equity Fund         Invesco Aim will waive advisory fees to the extent necessary        1/1/2005        12/31/2009
                                   so that advisory fees Invesco Aim receives do not exceed the annualized rates listed below.
                                   0.695% of the first $250M
                                   0.67% of the next $250M
                                   0.645% of the next $500M
                                   0.62% of the next $1.5B
                                   0.595% of the next $2.5B
                                   0.57% of the next $2.5B
                                   0.545% of the next $2.5B
                                   0.52% of the excess over $10B